Exhibit 99.1

Press Contact:	For Immediate Release
Janine Fogal
650-623-1469

Investor Contact:
Bill Tamblyn
650-623-1309

Ditech Communications Announces Fiscal 2006 Second Quarter Financial Results

Company Anticipates Strong Growth in Third Quarter

Mountain View, California, November 17, 2005 - Ditech Communications Corporation (Nasdaq: DITC) today reported its results for its fiscal 2006 second quarter, ended October 31, 2005. Revenues for the second quarter were $10.5 million, nominally up from revenues of $10.3 million in the first quarter of fiscal 2006 and a decrease from $24.3 million from the second quarter of the prior fiscal year.

Net loss for the second quarter was $1.4 million, compared to a net loss of $1.9 million in the first quarter of fiscal 2006 and a decrease from net income in the second quarter of the prior fiscal year of $45.8 million.  Net income of $45.8 million in the second quarter of fiscal 2005 included income from the release of a deferred tax valuation allowance of $35.7 million.

“We started the growth engine of the company in the second quarter,” said Tim Montgomery, Ditech Communications’ CEO and president.  “Our second quarter results came in slightly better than expected and our international business initiatives gained traction throughout the quarter. Our core North American voice processing business continues to perform well, and with the anticipated rise in international activity, we enter the third quarter with increasing momentum.”

Ditech Communications will discuss its fiscal 2006 second quarter financial results and outlook for its third quarter of fiscal 2006 at today’s conference call (see details later in this release).

Basis of Presentation

In the first quarter of fiscal 2004, Ditech Communications made the decision to exit its optical business. Ditech Communications subsequently executed a sale of a substantial portion of the assets used in its optical business to JDSU and disposed of the remaining assets. As a result, the optical business is accounted for as a discontinued operation in all financial information presented for fiscal 2005.

Second Quarter Fiscal 2006 Financial Results

•      Net loss of $1.4 million in the second quarter of fiscal 2006 compared to a net loss of $1.9 million in the first quarter of fiscal 2006.

•      Net loss per share of $0.04 in the second quarter of fiscal 2006, compared to a net loss per share of $0.06 in the first quarter of fiscal 2006.

Q3 Fiscal 2006 Outlook

Based upon bookings forecasts, revenue deferrals and timing of orders, Ditech Communications expects revenues in the third quarter of fiscal 2006 to increase 30% over revenues in the second quarter of fiscal 2006.  Ditech Communications expects gross profit, as a percentage of revenue, to be in the high 60%’s and expects operating expenses to increase 3% - 5% over the second quarter fiscal 2006 levels.

Conference Call

Ditech Communications will host an investor webcast and conference call at 4:20 PM Eastern Time/1:20 PM Pacific Time today, to review its second quarter fiscal 2006 performance and its outlook for the coming quarter. Any member of the public can listen to the conference call by calling the following number: +1 (612) 288-0318. The conference call will also be broadcast live over the Internet and can be accessed by going to either the “Press Room” or “Investors” section of Ditech Communications’ web site home page: http://www.ditechcom.com. A replay of the conference call will be available via Ditech Communications’ web site or by calling the digitized replay number at +1 (320) 365-3844. The conference call ID is: 801498. The replay will be available two hours after the call is complete until at least Ditech Communications’ subsequent earnings announcement.

Ditech Communications Corporation

Ditech Communications Corporation is a global telecommunications equipment supplier for communications networks. Ditech Communications’ voice processing products serve the needs of mobile and wire-line operators for circuit and packet based networks. Ditech products include high-capacity voice enhancement and echo canceller solutions that utilize advanced software and digital signal processor (DSP) technology. This combination of software and hardware allows Ditech Communications to deliver Voice Quality Assurance(TM) (VQA(TM)), a robust and cost-effective solution for voice enhancement that includes both noise reduction and echo cancellation to provide improved sound quality on calls made over wireless networks. Ditech Communications’ VoIP products combine VQA(TM) technology with packet voice processing and security capabilities to enable carriers to deploy end-to-end VoIP services across network security boundaries without requiring network re-architecting. Ditech Communications (DITC) is listed on the Nasdaq National Market and is headquartered in Mountain View, California (web site: http://www.ditechcom.com).

Forward-Looking Statements

The statements in this press release regarding Ditech Communications’ anticipated rise in international activity and increasing momentum, and expected financial results for the third quarter of fiscal 2006, are forward-looking statements. Actual results could differ materially as a result of numerous risks and uncertainties, including the risk that: timing of orders for Ditech Communications’ voice enhancement and echo cancellation equipment is variable and could affect Ditech Communications’ ability to meet revenue expectations; shipment of products Ditech Communications expects to ship before the end of the quarter may be delayed or cancelled due to unexpected factors and events affecting its customers; Ditech Communications may experience weakening in demand for its voice and echo cancellation products; component supply problems may occur as a result of factors beyond its control; infrastructure demand could weaken or remain flat due to a weakening in the economy or for other unanticipated reasons; Ditech Communications’ competitors may develop products that compete favorably with its new products; Ditech Communications has a limited number of customers, the loss of any one which could cause its revenues to decrease materially; inability to successfully convert Ditech Communications’ VQA trials to customer orders would limit VQA revenue; as well as those detailed in the section entitled “Future Growth and Operating Results Subject to Risk” in Ditech Communications’ Quarterly Report on Form 10-Q for the quarter ended July 31, 2005 (filed September 9, 2005 with the Securities and Exchange Commission).

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Ditech Communications Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	October 31,	April 30,
	2005	2005

Assets
Cash, cash equivalents and short-term investments	$118,893	$135,634
Accounts receivable, net	4,215	9,318
Inventories	8,083	5,732
Deferred income taxes	4,836	4,836
Other current assets	2,106	1,561

Total current assets	138,133	157,081

Property and equipment, net	5,161	4,937
Purchased Intangibles	3,872	—
Goodwill	9,913	—
Deferred income taxes	47,984	46,771
Other assets	561	931

Total Assets	$205,624	$209,720

Liabilities and Stockholders’ Equity
Accounts payable	$1,790	$2,166
Accrued expenses	6,560	8,505
Deferred revenue	331	202
Income taxes payable	1,516	1,582

Total current liabilities	10,197	12,455

Stockholders’ equity	195,427	197,265

Total Liabilities and Stockholders’ Equity	$205,624	$209,720

Ditech Communications Corporation

Consolidated Statements of Operations

For the Three and Six-Month Periods Ended October 31, 2005 and 2004

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2005	2004	2005	2004

Revenue	$10,523	$24,253	$20,870	$49,793

Cost of goods sold	3,169	5,299	6,328	11,703

Gross profit	7,354	18,954	14,542	38,090

Operating expenses:
Sales and marketing	4,288	3,640	8,458	7,558
Research and development	4,531	3,973	8,732	7,517
General and administrative	1,635	1,564	3,571	3,283
Amortization of Purchased Intangibles	247	—	329	—
In-Process R&D	—	—	700	—

Total operating expenses	10,701	9,177	21,790	18,358

Income (loss) from operations	(3,347)	9,777	(7,248)	19,732

Other income, net	1,001	569	1,979	938

Income (loss) before provision (benefit) for income taxes	(2,346)	10,346	(5,269)	20,670

Benefit for income taxes	(954)	(35,732)	(1,946)	(35,523)

Income (loss) from continuing operations	(1,392)	46,078	(3,323)	56,193

Income (loss) from discontinued operations	—	(308)	—	181

Net income (loss)	$(1,392)	$45,770	$(3,323)	$56,374

Basic income (loss) per share:
From continuing operations	$(0.04)	$1.35	$(0.10)	$1.66
From discontinued operations	$0.00	$(0.01)	$0.00	$0.01
Basic net income (loss) per share	$(0.04)	$1.34	$(0.10)	$1.67

Diluted income (loss) per share:
From continuing operations	$(0.04)	$1.28	$(0.10)	$1.56
From discontinued operations	$0.00	$(0.01)	$0.00	$0.01
Diluted net income (loss) per share	$(0.04)	$1.27	$(0.10)	$1.57

Weighted shares used in per share calculation:
Basic	32,215	34,091	32,152	33,758
Diluted weighted shares used in per share calculation	32,215	36,172	32,152	35,902